SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 8, 2003
                                 Date of Report
                        (Date of earliest event reported)

                            THE CLASSICA GROUP, INC.
               (Exact name of Registrant as specified in charter)

                                    NEW YORK
                 (State or other jurisdiction of incorporation)


       0-19721                                   13-3413467
(Commission File No.)               (IRS Employer Identification Number)

                                2400 Main Street
                                    Suite 12
                          Sayreville, New Jersey 08872
                     (Address of Principal Executive Office)

                                 (732) 727-7800
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS
     On May 8, 2003 the Company received notification from the Nasdaq Stock Market that the Company's common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). The Company was further notified in accordance with Marketplace Rule 4310(8)(D) the Company will be provided 180 calendar days or until November 4, 2003, to regain compliance. If at any time before November 4, 2003, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq will provide the Company with notice that the Company complies with the rule.

     The Company expects that it will regain compliance before November 4, 2003.

     Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by The Classica Group, Inc. with the Securities and Exchange Commission.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            THE CLASSICA GROUP, INC.


DATE:  June 17, 2003            By:   /s/ Scott G. Halperin
                                       --------------------------------
                                           Scott G. Halperin

                                           Chairman and Chief Executive Officer

DATE:  June 17, 2003            By:   /s/ Bernard F. Lillis, Jr.
                                       --------------------------------
                                           Bernard F. Lillis, Jr.
                                           Chief Financial Officer and
                                           Chief Administrative Officer